Exhibit 10.23

EXECUTION COPY

ADMISSION LETTER

[Date, 2010]

CastleRock Asset Management, Inc.

[Address]

Dear Mr. Paul Tanico:

CastleRock Asset Management, Inc. (“CAM” and sometimes also referred to herein as “you”) is hereby admitted as a Non-Managing Member of CastleRock Management, LLC (the “Company” or “we,” “our” and related cognate words) effective as of the date hereof on the terms described in this Admission Letter and in the Company’s Amended and Restated Operating Agreement, dated [Date] (as the same may be amended from time to time, the “Operating Agreement”). Capitalized terms not otherwise defined herein are as defined in the Operating Agreement.

The Company, Aveon Holdings I L.P., in its capacity as Managing Member of the Company (the “Managing Member”), and CAM hereby agree as follows:

Pursuant to Section 2.01(b) of the Fifth Amended and Restated Limited Partnership Agreement of CastleRock Partners, L.P. (“CRP”) dated May 1, 2009 and Section 2.01(b) of the Third Amended and Restated Limited Partnership Agreement of CastleRock Partners II, L.P. (“CRPII”) dated May 1, 2009 (CRP and CRPII herein are the “Onshore Funds”, and their Limited Partnership Agreements are, collectively, the “Limited Partnership Agreements”), the Company has delegated to CAM all duties relating to the conduct of the investment activities of the Onshore Funds and the authority to exercise those rights and powers set forth in the Limited Partnership Agreements necessary for CAM to provide discretionary investment advisory and portfolio management services to the Onshore Funds and to arrange for the execution of their portfolio transactions (the “Delegated Duties”). In connection with your admission as a Member of the Company, the Company and the Managing Member hereby delegate to you all of the powers, duties and discretion of the Company and the Managing Member under the Operating Agreement that are necessary for your performance of both the Delegated Duties and your obligations under the Amended and Restated Investment Management Agreements, each dated [            ], 2010, by and among you, the Company and each of CRP and CRPII (collectively, the “Advisory Agreements”), including, without limitation, the powers of the Company under Section 2.6(b)(ii) of the Operating Agreement and the powers granted to the Managing Member in Section 3.2(c) of the Operating Agreement. The delegation provided for in the immediately preceding sentence is exclusive to CAM and both the Company and the Managing Member covenant and agree that such rights and powers may not be delegated, in whole or in part, to, or exercised by, any other individual or entity unless and until the delegation provided in this Admission Letter shall have been terminated by the Managing Member as provided herein, in the Operating Agreement or in the Limited Partnership Agreements, or the Advisory Agreements have been terminated in accordance with the terms thereof. As a Member of the Company, you hereby accept the delegation of duties described in this Admission Letter.

Your Sharing Percentage shall be as set forth in the Operating Agreement. Except as otherwise set forth in the applicable Advisory Agreement or in the organizational documents of the Onshore Funds, you agree to perform the duties delegated to you at your own expense, including without limitation the following overhead expenses: office rent; utilities; furniture and fixtures; stationery; secretarial administrative services; salaries; entertainment expenses; employee insurance; payroll taxes; legal, compliance, accounting expenses (including third-party accounting services); organizational expenses; and research fees and expenses (including research-related travel). Each of the Onshore Funds shall be charged expenses related to its investment activities and operations as set forth in its organizational and offering documents.

In addition to the provisions relating to the removal of Members set forth in Section 8.2 of the Operating Agreement, the Managing Member may remove you as a Member of the Company upon ninety (90) days’ prior written notice. Any such removal shall have the effect of terminating this Admission Letter. The effective date of such removal shall be the date which is ninety (90) days after receipt by you of a written removal notice from the Managing Member (or such earlier date following receipt of such notice as you shall determine in your sole and absolute

EXECUTION COPY

discretion). If you are removed as a Member other than for Cause in accordance with Section 8.2 of the Operating Agreement, you and each of the Selling Members shall not be subject to any of the covenants contained in Section 7 of the Purchase Agreement and shall be released from any indemnification obligations contained in Section 10 of the Purchase Agreement that relate to conduct which occurs subsequent to (and has no nexus to) activities that took place prior to your removal.

You agree to perform your Delegated Duties in accordance with the Advisory Agreements and the offering documents of the Onshore Funds. For so long as you are a Member of the Company and are required to perform the Delegated Duties and the duties described in the Advisory Agreements, you agree to provide to the Company such information regarding the operations and activities of the Onshore Funds, including, without limitation, their investments, as the Company may reasonably request.

Upon termination of your Delegated Duties under this Admission Letter, except as set forth in Section 9.4(c) of the Operating Agreement, you agree to promptly, upon demand, return to the Company all such records, except that you may retain copies for your records as may be required by applicable law and regulation, and provided that your confidentiality obligations set forth in Section 9.4 of the Operating Agreement will continue in full force and effect for a period of three years from the date of termination with respect to such retained records not within the public domain.

We acknowledge that we have received from you the Form ADV (Part I and Part II) as in effect on the date of this Admission Letter and your privacy notice.

This Admission Letter shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).

If you agree with the terms of this Admission Letter, and accept membership into the Company, please acknowledge your agreement below. By such signature below, you agree to be bound by all of the provisions of the Operating Agreement of the Company. In the event of any inconsistency between this Admissions Agreement and the Operating Agreement, the terms of this Admissions Agreement shall govern.

Very truly yours,

CASTLEROCK MANAGEMENT, LLC

By:	Aveon Holdings I L.P.,
Its Managing Member

	By:	Aveon Holdings I GP Inc.
Its General Partner

By:
Name:
Title:

The undersigned hereby accepts membership into the Company as provided above on this              day of             , 2010.

CASTLEROCK ASSET MANAGEMENT, INC.

By:
Name:
Title:

2